Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NeuroOne Medical Technologies Corporation

Eden Prairie, MN

We hereby consent to the incorporation by reference in the Registration Statement Form S-8, of our report dated April 16, 2018, relating to the consolidated financial statements of NeuroOne Medical Technologies Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Minneapolis, MN
April 26, 2018